Exhibit 4.3

                                     [COPY]

REGISTERED                United States of America                   REGISTERED
NO. R-1                 Commonwealth of Pennsylvania                 $8,400,000



               MONTGOMERY COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY
              Federally Taxable Variable Rate Demand Revenue Bonds
                       (Neose Technologies, Inc. Project)
                                Series B of 1997


     SERIES ISSUE DATE            MATURITY DATE                   CUSIP
     March 20, 1997               March 1, 2017                 613609 QH2


INTEREST RATE:                        WEEKLY RATE

REGISTERED OWNER:                     CEDE & CO.

PRINCIPAL AMOUNT:                     EIGHT MILLION FOUR HUNDRED THOUSAND
                                      DOLLARS


         The Montgomery County Industrial Development Authority (the "Issuer"), a public instrumentality and body corporate and politic of the Commonwealth of Pennsylvania organized and existing under the Pennsylvania Economic Development Financing Law, as amended (the "Act"), for value received, promises to pay to the registered owner specified above, or registered assigns, upon surrender hereof, but solely from the sources and in the manner referred to herein, the Principal Amount specified above on March 1, 2017, unless this Bond has been called for earlier redemption and payment of the redemption price shall have been duly made or provided for, and to pay from those sources interest thereon from the most recent Interest Payment Date (hereinafter defined) to which interest has been paid or duly provided for or from the Series Issue Date specified above if no interest has been paid, at the rates determined as provided herein, until the Principal Amount is paid or duly provided for, commencing on the first Interest Payment Date after the Date of Authentication hereof.

         So long as this Bond bears interest at a Weekly Rate (hereinafter defined) as specified above, this Bond shall be purchased on demand of the registered owner hereof as hereinafter described.

         The principal of and any premium on this Bond are payable upon presentation and surrender hereof at the principal corporate trust office of Dauphin Deposit Bank and Trust Company, Harrisburg, Pennsylvania (the "Trustee"), or at the duly designated office of any duly appointed alternate or successor trustee. Interest on this Bond is payable on each Interest Payment Date by check mailed to the registered owner of this Bond (the "Holder") in whose name ownership of this Bond is registered, at such Holder's address as it appears on the registration books (the "Register") for this issue maintained by the Trustee at the close of business on the Regular Record Date which shall be


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(i) while this Bond bears interest at a Weekly Rate, the last Business Day preceding an Interest Payment Date and (ii) while this Bond bears interest at a Term Rate (hereinafter defined), the fifteenth day of the calendar month next preceding the Interest Payment Date (the "Regular Record Date"). Any interest which is not timely paid or duly provided for shall cease to be payable to the Holder as of the Regular Record Date, and shall be payable to the Holder in whose name this Bond is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such overdue interest. Notice of the Special Record Date shall be mailed to Holders not less than ten days prior thereto. The interest and the principal or redemption price and purchase price becoming due with respect to the Bonds (hereinafter defined) shall, at the written request of the Holder of at least $1,000,000 aggregate principal amount of such Bonds, be paid by wire transfer within the continental United States in immediately available funds to the bank account number of such Holder appearing on the Register, but, in the case of principal or redemption price and purchase price, only upon presentation and surrender of such Bonds at the principal corporate trust office of the Trustee. The principal or purchase price of and interest and any premium on this Bond are payable in lawful money of the United States of America.

         This Bond is one of a duly authorized issue of Federally Taxable Variable Rate Demand Revenue Bonds (Neose Technologies, Inc. Project) Series B of 1997 (the "Bonds"), issued under and secured by a Trust Indenture dated as of March 1, 1997 (the "Indenture") between the Issuer and the Trustee, in the aggregate principal amount of $8,400,000. The Issuer has entered into a Loan Agreement dated as of March 1, 1997 (the "Loan Agreement") with Neose Technologies, Inc. (the "Borrower") providing for the loan of the proceeds of the Bonds to finance certain costs of the acquisition, improvement and equipment of a facility which will be used for the development and pilot production of complex carbohydrates for research and development relating to a variety of healthcare applications as more fully described in the Loan Agreement (the "Project") to be owned and operated by the Borrower, located in Horsham Township, Montgomery County, Pennsylvania, and providing for loan payments by the Borrower in amounts sufficient to pay, when due, the principal of, premium, if any, on and interest on the Bonds. The Bonds have been issued by the Issuer to aid in the financing of the Project to accomplish the public purposes of the Act. The Issuer has assigned to the Trustee as security for the Bonds under and pursuant to the Indenture all of the Issuer's right, title and interest in and to (i) the Loan Agreement and all amounts payable thereunder (except for payments with respect to certain expenses, indemnification and excess investment earnings) and (ii) all moneys and investments held by the Trustee from time to time in certain funds and accounts established under the Indenture.

         THIS BOND IS A LIMITED OBLIGATION OF THE ISSUER AND IS PAYABLE SOLELY FROM THE SOURCES REFERRED TO HEREIN. NEITHER THE COUNTY OF MONTGOMERY, NOR THE COMMONWEALTH OF PENNSYLVANIA NOR ANY POLITICAL SUBDIVISION THEREOF IS OR SHALL BE OBLIGATED TO PAY THE PRINCIPAL OF OR PREMIUM, IF ANY, OR INTEREST ON THIS BOND, AND THIS BOND SHALL NOT BE OR BE DEEMED AN OBLIGATION OF THE COUNTY OF MONTGOMERY, THE COMMONWEALTH OF PENNSYLVANIA OR ANY POLITICAL SUBDIVISION THEREOF. NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE COUNTY OF MONTGOMERY, THE COMMONWEALTH OF PENNSYLVANIA OR ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR PREMIUM, IF ANY, OR THE INTEREST ON THIS BOND. THE ISSUER HAS NO TAXING POWER.


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         No recourse shall be had for the payment of the principal of or interest or any premium on this Bond, or for any claim based hereon or on the Indenture, against any member, director, officer or employee, past, present or future, of the Issuer or of any successor body, as such, either directly or through the Issuer or any such successor body, under any constitutional provision, statute or rule of law, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise.

         The Bonds are payable solely from payments to be made by the Borrower to the Trustee pursuant to the Loan Agreement and from any other moneys pledged to or held by the Trustee under the Indenture for such purpose, and there shall be no other recourse against the Issuer or any other property now or hereafter owned by it. Except as otherwise specified in the Indenture, this Bond is entitled to the benefits of the Indenture equally and ratably as to principal, premium, if any, and interest with all other Bonds issued under the Indenture. No additional Bonds may be issued under the Indenture. Reference is made to the Indenture and the Loan Agreement for a description of the rights of the Holders of the Bonds; the rights and obligations of the Issuer and the Borrower; the rights, duties and obligations of the Trustee; and the provisions relating to amendments and modifications thereof. The acceptance of the terms and conditions of such documents and the Letter of Credit described below, copies of which are on file at the principal corporate trust office of the Trustee, is an explicit and material part of the consideration of the Issuer's issuance hereof, and each Holder by acceptance of this Bond accepts and assents to all such terms and conditions as if fully set forth herein. The Holder shall have no right to enforce the provisions of the Indenture, the Loan Agreement or the Letter of Credit or the rights and remedies thereunder, except as provided in the Indenture. Capitalized terms used in this Bond which are not defined herein but which are defined in the Indenture shall have the respective meanings set forth in the Indenture.

         The Borrower has caused to be issued and delivered to the Trustee by CoreStates Bank, N.A., Philadelphia, Pennsylvania, an irrevocable letter of credit pursuant to which the Trustee is authorized, subject to the terms and conditions thereof, to draw up to (a) an amount equal to the principal amount of the Bonds (i) to enable the Trustee to pay the principal amount of the Bonds when due at maturity or upon redemption or acceleration and (ii) to enable the Trustee to pay the portion of the purchase price of Bonds tendered to it and not remarketed corresponding to the principal amount of such Bonds, plus (b) an amount equal to 46 days accrued interest on the outstanding Bonds at 17% per annum while the Bonds bear interest at the Weekly Rate (i) to enable the Trustee to pay interest on the Bonds when due and (ii) to enable the Trustee to pay the portion of the purchase price of Bonds tendered to it and not remarketed corresponding to the accrued interest on such Bonds. Such irrevocable letter of credit or any alternate letter of credit delivered to the Trustee in accordance with the terms of the Indenture is herein called the "Letter of Credit". The Indenture provides that, if a Letter of Credit is to be in effect while the Bonds bear interest at a Term Rate, such Letter of Credit must provide for (i) 195 days accrued interest on the outstanding Bonds at a rate not less than the applicable Term Rate and (ii) coverage of premium in an amount equal to the premium (if any) which would become payable on the Bonds upon mandatory purchase if such Letter of Credit were not extended beyond the Expiration Date set forth therein. As used herein, the term "Bank" shall mean CoreStates Bank, N.A., as issuer of the Letter of Credit or the bank issuing any Alternate Letter of Credit. The Letter of Credit expires on March 20, 2002, unless terminated earlier pursuant to its terms or extended. Subject to the provisions of the Indenture, the Issuer may, but is not required to, cause the Letter of Credit to be extended or replaced with an Alternate Letter of Credit having substantially the same terms. The Bank is under no obligation to extend the Letter of Credit. Unless the Letter of


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Credit is extended or replaced in accordance with the terms of the Indenture, this Bond will become subject to mandatory redemption, as described below. The Letter of Credit is being issued pursuant to a Participation and Reimbursement Agreement (as the same may be amended or replaced, the "Participating Bank Agreement") between the Bank and Jefferson Bank (including any replacement bank in such capacity, the "Participating Bank"). Pursuant to the Participating Bank Agreement, the Participating Bank is obligated to reimburse the Bank for all drawings made under the Letter of Credit. The Borrower and the Participating Bank have entered into a reimbursement agreement (as the same may be amended or replaced, the "Reimbursement Agreement") under which the Borrower is obligated, among other things, to reimburse the Participating Bank for all payments made by it to the Bank under the Participating Bank Agreement.


                                INTEREST ON BONDS

         General. This Bond shall bear interest at a Weekly Rate or a Term Rate, as specified above and described below. The Bonds shall initially bear interest at a Weekly Rate, subject to conversion to a Term Rate, as described herein. A "Weekly Rate" is an interest rate for a Weekly Rate Period determined and adjusted weekly as described below. A "Term Rate" is an interest rate for a Term Rate Period determined as described below. The Bonds are in the "Weekly Mode" if they bear interest at a Weekly Rate and a "Term Mode" if they bear interest at a Term Rate. The Weekly Mode and each Term Mode are each a "Rate Mode". All computations of interest at a Weekly Rate shall be based on a year of 365 or 366 days, as appropriate; and all computations of interest at a Term Rate shall be based on a 360-day year of twelve 30-day months. As used in this Bond, the term "Interest Payment Date" means (i) with respect to Weekly Rate Interest, the first Wednesday of each calendar month commencing April 2, 1997, or if any such Wednesday is not a Business Day, the immediately succeeding Business Day, and
(ii) with respect to Term Rate Interest, each March 1 and September 1.

         Weekly Rate. A Weekly Rate shall be determined for each Weekly Rate Period as described below. On each Weekly Rate Calculation Date, the Remarketing Agent under the Indenture (the "Remarketing Agent"), initially CoreStates Capital Markets, a Division of CoreStates Bank, N.A., shall determine the Weekly Rate (for the Weekly Rate Period commencing on such Weekly Rate Calculation
Date) as the rate which if borne by the Bonds would, in the judgment of the Remarketing Agent, taking into account prevailing financial market conditions, be the lowest interest rate necessary to enable the Remarketing Agent to arrange for the sale of all of the outstanding Bonds at a price equal to the principal amount thereof plus accrued interest thereon. Anything herein to the contrary notwithstanding, in no event shall any Weekly Rate exceed 17% per annum. As used in this Bond, "Weekly Rate Calculation Date" means Wednesday in each calendar week or, if any Wednesday is not a Business Day, the first Business Day preceding such Wednesday , and "Weekly Rate Period" means the seven-day period commencing on the Weekly Rate Calculation Date and running through Tuesday of the following calendar week, except that (i) the first Weekly Rate Period shall commence on the Series Issue Date and end on and include the first Tuesday occurring after the Series Issue Date, (ii) the first Weekly Rate Period following a conversion from a Term Mode to the Weekly Mode shall commence on the date of such conversion and end on and include the first Tuesday occurring after such conversion date and (iii) the last Weekly Rate Period prior to a conversion from the Weekly Mode to a Term Mode shall end on and include the last day immediately preceding the date of such conversion.


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         If for any reason the Remarketing Agent does not determine a Weekly
Rate for any Weekly Rate Period as aforesaid, or if a court holds a rate for any Weekly Rate Period to be invalid or unenforceable, the Weekly Rate for that Weekly Rate Period shall be equal to the Weekly Rate in effect for the immediately preceding Weekly Rate Period. The Weekly Rate for any consecutive Weekly Rate Period for which the Remarketing Agent does not determine a Weekly Rate, or a court holds a rate to be invalid or unenforceable, shall be the rate per annum equal to 115% of the interest rate per annum for 30-day commercial paper having a rating of A-2/P-2 as reported in the Wall Street Journal on such Weekly Rate Calculation Date.

         No notice of Weekly Rates will be given to the Holders of the Bonds; however, the Holders may obtain Weekly Rates from the Trustee or the Remarketing Agent. The determination of the Weekly Rate by the Remarketing Agent shall be conclusive and binding upon the Issuer, the Trustee, the Borrower, the Remarketing Agent, the Bank, the Participating Bank and the Holders.

         Term Rate. A Term Rate shall be determined for each Term Rate Period as described below. Upon conversion to a Term Mode, a Nominal Term Rate Period shall be fixed by the Borrower as a term of two or more consecutive Semiannual Periods constituting the nominal length of each Term Rate Period thereafter until the date of a conversion to another Rate Mode. A Term Mode based on one Nominal Term Rate Period and a Term Mode based on another Nominal Term Rate Period are different Term Modes. Each Term Rate shall be determined by the Remarketing Agent, on the Term Rate Calculation Date, as the lowest rate of interest that, in the judgment of the Remarketing Agent taking into account prevailing financial market conditions, would be necessary to enable the Remarketing Agent to arrange for the sale of the Bonds in the respective Term Mode in a secondary market sale at a price equal to the principal amount thereof on the first Business Day of the respective Term Rate Period; provided that (1) if the Remarketing Agent fails for any reason to determine the Term Rate for any Term Rate Period, such Term Rate shall be equal to 120% of the average of the annual bond equivalent yield evaluations at par as of the first day of the corresponding Term Rate Period or, if such day is not a Business Day, the next preceding Business Day of United States Treasury obligations having a term to maturity similar to such Term Rate Period, and (2) no Term Rate shall exceed the lesser of (i) the maximum interest rate at which the Letter of Credit then in effect, if any, provides coverage for at least 195 days interest and (ii) 25% per annum. Determinations of Term Rates shall be conclusive and binding upon the Issuer, the Borrower, the Trustee, the Bank, the Participating Bank and the Holders. As used in this Bond, "Nominal Term Rate Period" means, with respect to a Term Mode, a period of two or more consecutive Semiannual Periods (expressed in years and half years); "Semiannual Date" means each March 1 and each September 1; "Semiannual Period" means a six month period commencing on a Semiannual Date and ending on and including the day immediately preceding the next Semiannual Date; "Term Rate Calculation Date" means a Business Day not more than 15 days and not less than one day prior to the first day of the corresponding Term Rate Period; "Term Rate Period" means a period of two or more consecutive Semiannual Periods equal to the applicable Nominal Term Rate Period commencing on the Semiannual Date immediately following the last day of the immediately preceding Term Rate Period and running through and ending on the day immediately preceding the Semiannual Date which follows such commencement date by a period equal to such Nominal Term Rate Period, except that the first Term Rate Period after conversion from a Weekly Rate to a Term Rate shall commence on the date of conversion and end on and include the day immediately preceding the Semiannual Date which follows the Semiannual Date occurring on or immediately preceding such conversion date by a period equal to such Nominal Term Rate Period.


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         Conversion. The Indenture provides that the Borrower shall have the option to convert the Bonds from the Weekly Mode to a Term Mode, from a Term Mode to the Weekly Mode and from one Term Mode to another Term Mode on any Conversion Date the Borrower shall select; provided that (i) each Conversion Date shall be an Interest Payment Date and (ii) Bonds in a Term Mode cannot be converted to another Rate Mode prior to the date on or after which the Bonds may first be redeemed at a redemption price of par pursuant to their terms. The Borrower may exercise such option by giving written notice to the Issuer, the Trustee, the Remarketing Agent, the Bank and the Participating Bank, stating its election to convert the Rate Mode of the Bonds to another Rate Mode specified in such notice and stating the Conversion Date therefor, not less than 45 days (or such shorter period as shall be acceptable to the Trustee) prior to such Conversion Date. In connection with each conversion to a Term Mode, the Nominal Term Rate Period shall be selected by the Borrower and designated in such notice. Notice of the exercise of an option to convert from one Rate Mode to another Rate Mode shall not be effective unless certain conditions set forth in the Indenture are satisfied with respect to such conversion. In the case of a conversion from one Rate Mode to another Rate Mode, the Trustee shall give notice by first class mail to the Holders of the Bonds not less than 30 days prior to the proposed Conversion Date stating (i) that, in the case of a conversion to a Term Mode, the interest rate on the Bonds is scheduled to be converted to a Term Rate and the Nominal Term Rate Period on which such Term Rate will be based, or in the case of a conversion to the Weekly Mode, the interest rate on the Bonds is scheduled to be converted to a Weekly Rate, (ii) the proposed Conversion Date, (iii) that the Borrower may determine not to convert the Bonds in which case the Trustee shall notify the Holders in writing to such effect, and (iv) that all outstanding Bonds will be subject to a mandatory purchase on the Conversion Date, or if such Conversion Date is not a Business Day, the first Business Day immediately following such Conversion Date, at a price of par plus accrued interest. Upon each conversion the Bonds shall be subject to mandatory purchase on the Conversion Date, or if such Conversion Date is not a Business Day, the first Business Day immediately following such Conversion Date. As used in this Bond, "Conversion Date" means any Interest Payment Date on which the Rate Mode of the Bonds is converted to another Rate Mode.


                          OPTIONAL AND MANDATORY TENDER

         Optional Tender for Purchase in Weekly Mode. While the Bonds bear interest at a Weekly Rate, any Bond shall be purchased on the demand of the Holder thereof on any Business Day designated by such Holder in a Bondholder Tender Notice (hereinafter defined) at a purchase price equal to 100% of the principal amount thereof plus accrued interest, if any, to the date of purchase, if there is delivered to the Trustee at its Principal Office or Delivery Office, and to the Remarketing Agent at its Principal Office, a written notice (the "Bondholder Tender Notice") which (i) states the principal amount (or portion thereof) of such Bond and (ii) states the date on which such Bond (or portion thereof) shall be purchased, which date shall be a Business Day not prior to the seventh day next succeeding the date of the delivery of such notice to the Trustee and the Remarketing Agent. By delivering the Bondholder Tender Notice, the Holder irrevocably agrees to deliver such Bond, if held in certificated form, duly endorsed for transfer in blank and with guarantee of signature satisfactory to the Trustee, to the Principal Office or the Delivery Office of the Trustee or any other address designated by the Trustee at or prior to 12:00 noon eastern time on the Business Day specified in the Bondholder Tender Notice. The determination by the Trustee of a Holder's compliance with such Bondholder Tender Notice and Bonds delivery requirements is in the sole discretion of the Trustee and


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binding on the Borrower, the Issuer, the Remarketing Agent, the Bank, the
Participating Bank and the Holder. Any Bondholder Tender Notice which the Trustee determines is not in compliance with the provisions of this paragraph shall be of no force or effect.

         Any election by a Holder to tender a Bond (or portion thereof) for purchase on a Business Day shall be irrevocable and shall be binding on the Holder making such election and on any transferee of such Holder. Each Bondholder Tender Notice shall automatically constitute (i) an irrevocable offer to sell the Bond (or portion thereof) to which such notice relates on the purchase date at a price equal to the purchase price of such Bond (or portion thereof) described above, (ii) an irrevocable authorization and instruction to the Trustee to effect transfer of such Bond (or portion thereof) upon payment of the purchase price to the Trustee on the purchase date, (iii) with respect to a tender of a portion of a Bond, an irrevocable authorization and instruction to the Trustee to effect the exchange of such Bond in part for other Bonds in a principal amount equal to the retained portion so as to facilitate the sale of the tendered portion of such Bond, and (iv) an acknowledgment that such Holder will have no further rights with respect to such Bond (or portion thereof) upon payment of the purchase price thereof to the Trustee on the purchase date, except for the right of such Holder to receive such purchase price upon surrender of such Bond, if held in certificated form, to the Trustee endorsed for transfer in blank and with guarantee of signature satisfactory to the Trustee and that after the purchase date such Holder will hold such Bond as agent for the Trustee. If the Bonds are not held in book-entry form and, after delivery to the Trustee and the Remarketing Agent of such Bondholder Tender Notice, the Holder making such election shall fail to deliver such Bond or Bonds described in the Bondholder Tender Notice to the Trustee on or before 12:00 noon eastern time on the applicable purchase date as described herein, then the undelivered Bond or portion thereof (the "Undelivered Bond") described in such Bondholder Tender Notice shall be deemed to have been tendered for purchase to the Trustee and, to the extent that there shall be held by the Trustee on or before the applicable purchase date an amount sufficient to pay the purchase price thereof and available for such purpose pursuant to the Indenture, such Undelivered Bond (or portion thereof) shall on such purchase date cease to bear interest and no longer shall be considered to be outstanding under the Indenture. Moneys held by the Trustee for the purchase of the Undelivered Bonds in accordance with the foregoing shall be held in a special separate trust account for the Holders of such Undelivered Bonds. Such moneys shall be held by the Trustee uninvested and without liability for interest pending delivery of such Undelivered Bonds to the Trustee.

         Mandatory Tender. This Bond is subject to mandatory tender for purchase, at a price equal to the principal amount hereof plus accrued interest, and, in the case of a mandatory purchase described in clause (b) below, a premium equal to the optional redemption premium, if any, that would be due if the Bonds were to be optionally redeemed on the purchase date, on (a) each Conversion Date, or if such Conversion Date is not a Business Day, the first Business Day immediately following such Conversion Date, in the event of a conversion of the Bonds from one Rate Mode to another Rate Mode, and the first Business Day immediately following the end of each Term Rate Period; (b) on the Interest Payment Date next preceding the Expiration Date of the Letter of Credit unless at least 45 days (or such shorter period as shall be acceptable to the Trustee) prior to such Interest Payment Date the Trustee has received notice that the Letter of Credit has been or will be extended or an Alternate Letter of Credit will be provided pursuant to the Indenture; and (c) while the Bonds are in the Weekly Mode, on the Purchase Date stipulated by the Bank or the Participating Bank pursuant to the Indenture in the event the Bank or the Participating Bank directs the Trustee pursuant to the Indenture to call the Bonds for mandatory purchase. Any Bond which is not delivered for purchase prior to 12:00 noon eastern


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time on the applicable purchase date shall be deemed to have been tendered to the Trustee as of such purchase date and interest on such Undelivered Bond shall cease to accrue on such purchase date. Thereafter, the Holder of such Undelivered Bond shall not be entitled to any payment other than the purchase price for such Undelivered Bond upon surrender thereof to the Trustee endorsed for transfer in blank and with guaranty of signature satisfactory to the Trustee. Except for payment of such purchase price from moneys held by the Trustee for such purpose, such Undelivered Bond shall no longer be outstanding and entitled to the benefits of the Indenture.

         BY ACCEPTANCE OF THIS BOND, THE HOLDER HEREOF AGREES THAT THIS BOND WILL BE PURCHASED, WHETHER OR NOT SURRENDERED, ON ANY DATE SPECIFIED BY THE HOLDER HEREOF IN THE EXERCISE OF THE OPTIONAL TENDER FOR PURCHASE DESCRIBED ABOVE AND ON THE PURCHASE DATE IN CONNECTION WITH ANY MANDATORY TENDER FOR PURCHASE. IN SUCH EVENT, THE HOLDER OF THIS BOND SHALL NOT BE ENTITLED TO RECEIVE FURTHER INTEREST HEREON, SHALL HAVE NO FURTHER RIGHTS UNDER THIS BOND OR THE INDENTURE EXCEPT FOR PAYMENT OF THE PURCHASE PRICE HELD THEREFOR, AND, IF THIS BOND IS NOT SURRENDERED ON SUCH DATE, SHALL THEREAFTER HOLD THIS BOND AS AGENT FOR THE TRUSTEE.


                              OPTIONAL REDEMPTIONS

         Weekly Rate Bonds. While the Bonds bear interest at a Weekly Rate, the Bonds are subject to redemption prior to maturity at the option of the Issuer, at the direction of the Borrower, in whole at any time or in part on any Interest Payment Date, at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the redemption date.

         Extraordinary Optional Redemption. The Bonds are subject to extraordinary optional redemption by the Issuer, at the Borrower's option, upon the occurrence of certain events as provided in Section 6.2 of the Loan Agreement at any time in whole or on any Interest Payment Date in part, upon damage, destruction or condemnation of part of the Project, in each case, at a redemption price of 100% of the principal amount redeemed plus accrued interest to the redemption date.


                               GENERAL PROVISIONS

         If less than all Bonds are to be redeemed at one time, the selection of the Bonds to be redeemed shall be made by lot or by such other method as the Trustee deems fair and appropriate; provided that any Bonds pledged to the Bank and Participating Bank shall be redeemed first and any Bonds owned by the Borrower shall be redeemed second.

         If Bonds or portions thereof are called for redemption and if on the redemption date moneys for the redemption thereof are held by the Trustee, thereafter those Bonds or portions thereof to be redeemed shall cease to bear interest, and shall cease to be secured by, and shall not be deemed to be outstanding under, the Indenture.


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         Any notice of redemption shall be given at least 15 days (30 days if the Bonds are in a Term Mode) prior to the date fixed for redemption, by mailing a copy of the redemption notice by first class mail, postage prepaid, to the Holder of each Bond to be redeemed in whole or in part at the address shown on the Register. Notice of optional redemption may be conditioned upon the deposit of moneys in the Bond Fund established under the Indenture, in an amount sufficient for such redemption not later than the close of business on the Business Day prior to the date fixed for redemption and such notice shall be of no effect and the redemption shall be deemed cancelled unless such moneys are so deposited.

         If an Event of Default as defined in the Indenture occurs, the principal of all Bonds issued under the Indenture may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

         If at any time the Trustee holds moneys or securities as described in the Indenture sufficient to pay at redemption or maturity the principal or redemption price of and premium, if any, and interest on all Bonds outstanding under the Indenture and any purchase price payable pursuant to the Indenture in respect thereof, and if all other sums then payable by the Issuer under the Indenture have been paid, then subject to the provisions of the Indenture the lien of the Indenture and other security held by the Trustee for the benefit of the Holders will be discharged. After such discharge, Holders must look only to the deposited moneys and securities for payment.

         The Indenture permits certain amendments or supplements to the Loan Agreement and the Indenture not materially prejudicial to the Holders to be made without the consent of or notice to the Holders, and other amendments or supplements thereto to be made with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds outstanding.

         The Holder of each Bond has only those remedies provided in the Indenture.

         The Bonds are issuable only as fully registered bonds in the denominations of $100,000 and any integral multiple thereof and are exchangeable for Bonds of other authorized denominations in equal aggregate principal amounts at the Principal Office of the Trustee, but only in the manner and subject to the limitations provided in the Indenture. This Bond is transferable at the Principal Office of the Trustee, by the Holder in person or by his attorney, duly authorized in writing, upon presentation and surrender hereof to the Trustee. While the Bonds bear interest at a Term Rate, the Trustee is not required to transfer or exchange (i) any Bond during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Bonds and ending at the close of business on the day of such mailing, (ii) any Bonds selected for redemption in whole or in part, or
(iii) any Bond during the period of 15 days preceding any Interest Payment Date.

         This Bond shall not be entitled to any security or benefit under the Indenture or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed.

         Unless this Bond is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange or payment, and any bond issued is registered in the name of Cede & Co. or in such other


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


name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


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


         IN WITNESS WHEREOF, the Issuer has caused this Bond to be executed in its name by the manual or facsimile signature of its Chairperson or Vice Chairperson and its corporate seal or a facsimile thereof to be affixed, imprinted, lithographed or reproduced hereon and attested by the manual or facsimile signature of its Secretary or Assistant Secretary.


                                            MONTGOMERY COUNTY INDUSTRIAL
[Seal]                                      DEVELOPMENT AUTHORITY

Attest

/s/ Gerald J. Birkelbach                    By /s/ Sherry F. Horowitz
--------------------------------               -----------------------------
       Assistant Secretary                             Chairperson

            [COPY]                                         [COPY]

                          CERTIFICATE OF AUTHENTICATION

         This Bond is one of the Bonds described in the within-mentioned Indenture. Attached hereto is the complete text of the opinion of Ballard Spahr Andrews & Ingersoll, Philadelphia, Pennsylvania, Bond Counsel, dated the date of initial delivery of and payment for the Bonds, a signed original of which is on file with the Trustee.


Date of Authentication:                     DAUPHIN DEPOSIT BANK AND TRUST
                                            COMPANY, as Trustee


3/20/97                                    By /s/ Bernard V. Kelly, Jr.
                                              ---------------------------------
                                                    Authorized Signer

                                                          [COPY]
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


                              [FORM OF ASSIGNMENT]

                                   Assignment


         For value received, the undersigned sells, assigns and transfers unto ____________________ the within Bond and irrevocably constitutes and appoints
____________________ attorney to transfer that Bond on the books kept for registration thereof, with full power of substitution in the premises.

Assignor's Signature: ________________________________________________
Dated:                ________________________________________________
Signature Guaranteed: ________________________________________________
Social Security
  Number or Other
  Identifying Number
  of Assignee:        ________________________________________________


Notice: The assignor's signature to this assignment must correspond with the name as it appears upon the face of the within bond in every particular, without alteration or any change whatever.


                             [FORM OF ABBREVIATIONS]


         The following abbreviations, when used in the inscription on the face of the within Bond, shall be construed as though they were written out in full according to applicable laws or regulations.

                            TEN COM - as tenants in common
                            TEN ENT - as tenants by the entireties
                            JT TEN  - as joint tenants with the right of
                                      survivorship and not as tenants in common

UNIFORM TRANS MIN ACT - _____________________ Custodian _______________________
                               (Cust)                          (Minor)

                      under Uniform Transfers to Minors Act

                      _____________________________________
                                     (State)

    Additional abbreviations may also be used though not in the above list.


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